UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C

New York, NY 10001

(Address of Principal Executive Offices) (Zip Code)

(646) 762-8580

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	OTCQX® Best Market
Class A Ordinary Shares included as part of the units	SLAMF	OTCQX® Best Market
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 25, 2024, Slam Corp. (the “Company” or “Slam”) filed a definitive proxy statement, as supplemented (the “Extension Proxy Statement”), for an extraordinary general meeting of the Company (the “Shareholder Meeting”) to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to (i) extend the date (the “Termination Date”) by which Slam has to consummate a Business Combination (as defined below) (the “Articles Extension”) from December 25, 2024 to January 25, 2025 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the board of directors (the “Board”), if requested by Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), and upon five days’ advance notice prior to the applicable Termination Date, until December 25, 2025 or a total of up to eleven additional months after the Articles Extension Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”), (ii) to permit for the issuance of Class A ordinary shares (the “Class A Ordinary Shares”) to holders of the Company’s Class B ordinary shares (the “Class B Ordinary Shares”), upon the exercise of the right of a holder of the Class B Ordinary Shares to convert such holder’s Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis at any time and from time to time prior to the closing of an initial Business Combination at the election of the holder (the “Founder Share Amendment Proposal”).

The Company and Lynk Global Holdings, Inc., a Delaware corporation, (“Topco”) intend to enter into non-redemption agreements (the “Non-Redemption Agreements”) with certain shareholders of the Company pursuant to which, if such shareholders do not redeem (or validly rescind any redemption requests on) their Class A Ordinary Shares (the “Non-Redeemed Shares”) in connection with the Shareholder Meeting, and such shareholders continue to hold such Non-Redeemed Shares through the Shareholder Meeting, Topco will agree to issue to such shareholders, for no additional consideration, shares of Class A common stock, par value $0.0001 per share of Topco immediately following the consummation of the initial business combination among the Company, Lynk Global, Inc. (“Lynk”), Topco, Lynk Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 1”), and Lynk Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”) (the “Business Combination”), based on a ratio to be negotiated between the parties to the Non-Redemption Agreements.

The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Amendment Proposal or the Founder Share Amendment Proposal are approved by the Company’s shareholders but are expected to increase the amount of funds that remain in the Company’s trust account following the Shareholder Meeting. The Non-Redemption Agreements will not affect the rights of shareholders party to such agreements to effect a redemption of their Class A Ordinary Shares in connection with the consummation of the Company’s initial business combination.

NO ASSURANCES ARE MADE THAT A NON-REDEMPTION INCENTIVE OF ANY KIND WILL BE OFFERED AND THE ACTUAL TERMS OF ANY NON-REDEMPTION INCENTIVE MAY DIFFER MATERIALLY FROM THE TERMS DESCRIBED HEREIN.

The foregoing description of the form of Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information and Where to Find It

The Extension Proxy Statement was mailed to the Company’s shareholders of record on or about November 25, 2024. Investors and security holders of the Company are advised to read the Extension Proxy Statement because it contains important information about the Shareholder Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Extension Proxy Statement, as well as other relevant documents that the Company has or will file with the Securities and Exchange Commission (the “SEC”), without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Slam Corp., 55 Hudson Yards, 47th Floor, Suite C, New York, NY 10001.

This Current Report on Form 8-K (this “Report”) relates to the Business Combination involving Lynk, Slam, Topco, Merger Sub 1 and Merger Sub 2. In connection with the Business Combination, Slam and Topco filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) on February 14, 2024, which includes a preliminary proxy statement/prospectus of Slam and a preliminary prospectus of Topco relating to the shares of common stock of Topco, par value $0.00001 per share, to be issued in connection with the Business Combination. This Report is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Slam or Topco have filed or will file with the SEC or send to its shareholders in connection with the Business Combination. This Report does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to form the basis for any investment decision or any other decision in respect of such matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SLAM’S SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED BY SLAM OR TOPCO WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION OR INCORPORATED BY REFERENCE THEREIN IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Shareholder Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

This Report may be deemed solicitation material in respect of the Business Combination. Slam, Lynk, Topco, Merger Sub 1, Merger Sub 2 and certain of their respective directors and officers may be deemed participants in the solicitation of proxies from Slam’s shareholders in connection with the Business Combination. Slam’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the names and interests in the Business Combination of Slam’s directors and officers in Slam’s filings with the SEC, including Slam’s initial public offering prospectus, which was filed with the SEC on February 24, 2021, Slam’s subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Slam’s shareholders in connection with the Business Combination will be included in the definitive proxy statement/prospectus relating to the Business Combination when it becomes available. You may obtain free copies of these documents, when available, as described in the preceding paragraphs.

No Offer or Solicitation

This Report is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Business Combination will be implemented solely pursuant to the Business Combination Agreement, filed as an exhibit to the Current Report on Form 8-K filed by Slam with the SEC on February 5, 2024, as amended, from time to time, (the “BCA”) which contains the full terms and conditions of the Business Combination. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

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Forward Looking Statements

Certain statements made in this Report, and oral statements made from time to time by representatives of Slam, Topco and Lynk are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations including as they relate to the Business Combination and related transactions, including the anticipated financing, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and related transactions, the level of redemptions by Slam’s public shareholders and the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of Slam’s, Topco’s and Lynk’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

The forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, among others, the following: (1) whether we will be able to successfully enter into any Non-Redemption Agreements; (2) the approval of the Extension Amendment Proposal and Founder Share Amendment Proposal at the Shareholder Meeting; (3) the amount remaining in the Company’s trust account following any shareholder redemptions in connection with the Shareholder Meeting; (4) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination; (5) satisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the shareholders of Slam; (6) the ability to obtain approval to list the combined company’s securities on an approved stock exchange; (7) the risk that the Business Combination disrupts current plans and operations of Slam or Lynk as a result of the announcement and consummation of the transactions described herein; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) uncertainty of the costs related to the Business Combination; (10) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Business Combination; (11) the possibility that Slam and Lynk may be adversely affected by other economic, business, and/or competitive factors; (12) the outcome of any legal proceedings that may be instituted against Slam, Topco or Lynk or any of their respective directors or officers, following the announcement of the Business Combination; (13) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions and purchase price and other adjustments; (14) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict and the Israel-Hamas war; (15) the risk that any of the conditions to closing of the Business Combination are not satisfied in the anticipated manner or on the anticipated timeline or are waived by any of the parties thereto; (16) risks related to the rollout of Lynk’s business strategy and the timing of expected business milestones; (17) the amount of redemption requests made by Slam’s public shareholders; (18) the ability of Slam to issue equity, if any, in connection with the Business Combination or to otherwise obtain financing in the future; (19) risks related to Lynk’s industry; (20) the inability to complete any private placement financing, the amount of any private placement financing or the completion of any private placement financing with terms unfavorable to you; and (21) those factors discussed in the definitive proxy statement filed by the Company with the SEC on November 25, 2024, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of Slam, Topco or Lynk to be filed with the SEC, including the proxy statement/prospectus. If any of these risks materialize or Slam’s or Lynk’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Slam nor Lynk presently know or that Slam and Lynk currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Slam’s, Topco’s and Lynk’s expectations, plans or forecasts of future events and views as of the date of this Report. Slam, Topco and Lynk anticipate that subsequent events and developments will cause Slam’s, Topco’s and Lynk’s assessments to change. However, while Slam, Topco and Lynk may elect to update these forward-looking statements at some point in the future, each of Slam, Topco and Lynk specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Slam’s, Topco’s and Lynk’s assessments as of any date subsequent to the date of this Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2024

Slam Corp.

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Chairman

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Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of December [●], 2024 by and among Slam Corp., a Cayman Islands exempted company (“Slam”), Lynk Global Holdings, Inc., a Delaware corporation (“TopCo”) and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, Slam Sponsor, LLC (the “Sponsor”) currently holds Slam Class B ordinary shares, par value $0.0001 per share, initially purchased in a private placement prior to Slam’s initial public offering (the “Founder Shares”);

WHEREAS, on February 4, 2024, Slam, Lynk Global, Inc., a Delaware corporation, the Sponsor, TopCo, Lynk Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Topco and Lynk Merger Sub 2, LLC, a Delaware limited liability and wholly owned subsidiary of Topco entered into a definitive business combination agreement, as may be amended, modified or supplemented from time to time (the “BCA”).

WHEREAS, Slam expects to hold a special meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, an amendment to Slam’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”) to extend the date (the “Termination Date”) by which Slam must consummate an initial business combination (the “Initial Business Combination”) until January 25, 2025 (the “Initial Extension”) and to allow Slam, without an additional shareholder vote, to further extend the Termination Date on a monthly basis for up to eleven times by an additional one month each time after January 25, 2025 (each one month extension, a “Monthly Extension”), by resolution of the board of directors of Slam (the “Extension”);

WHEREAS, the Memorandum and Articles of Association provides that a shareholder of Slam may redeem its Slam Class A ordinary shares, par value $0.0001 per share, initially sold as part of the units in Slam’s initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) (the “Public Shares”) in connection with the Memorandum and Articles of Association amendment, on the terms set forth in the Memorandum and Articles of Association (“Redemption Rights”);

WHEREAS, Investor is willing to not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, Slam and TopCo hereby agree as follows:

1.	Non-Redemption and Share Issuance.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, (c) the Extension is approved at the Meeting and Slam meets the continued trading requirements of OTCQX® Best Market (“OTCQX”) following the Extension (including as a result of any redemptions of Public Shares in connection with the Extension being voted upon at the Meeting), and (d) Slam implements the Extension, then TopCo hereby agrees to issue, in connection with the Extension that shall occur prior to the consummation of the Initial Business Combination, promptly (but in any event no later than two (2) business days following the closing of the Initial Business Combination) to Investor for no additional consideration, that number of shares of Class A Common Stock, par value $0.0001 per share of TopCo (“TopCo Common Stock”) set forth opposite Investor’s name on Exhibit A (the “Promote Shares” and such issuance, the “Share Issuance”). “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of an aggregate amount of (i) [ ] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other Slam shareholders similar to this Agreement on or about the date of the Meeting. Slam agrees to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern time on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed [ ] Public Shares.

1.2.	Slam, TopCo and Investor hereby agree that the Share Issuance shall be subject to the condition that the Initial Business Combination is consummated.

Upon the satisfaction of the foregoing condition, TopCo shall promptly issue (but in any event no later than two (2) business days following the closing of the Initial Business Combination) the Promote Shares to Investor (or to such other accounts to whom Investor directs Slam) free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by the Transfer Restrictions set forth in Section 1.7 and any applicable securities laws. Slam covenants and agrees to facilitate the Share Issuance to Investor (or to such other accounts to whom Investor directs Slam) in accordance with the foregoing.

Notwithstanding anything in this Agreement to the contrary, Investor shall be released with respect to the Transfer Restrictions set forth in Section 1.7 to the same extent as the Sponsor is released from such restrictions in the Sponsor Letter Agreement (as defined below) with respect to its Subject SLAM Equity Securities (as defined in the Sponsor Letter Agreement).

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Public Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Public Shares or other similar event (which, for the avoidance of doubt, shall not include any conversion of Founder Shares into Public Shares or the redemption of Public Shares), then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Public Shares.

1.4.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Promote Shares.

1.5.	Delivery of Shares; Other Documents. At the time of the Share Issuance, TopCo shall issue the Promote Shares to Investor in book-entry form through TopCo’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.6.	Registration Rights. Concurrent with the delivery of Promote Shares to Investor under this Agreement, TopCo agrees to use commercially reasonable efforts to submit to or file with the Securities and Exchange Commission (the “Commission”), within thirty (30) days after the consummation of the Initial Business Combination or as soon as reasonably practicable thereafter (the “Filing Date”) (at TopCo’s sole cost and expense), a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Promote Shares, which Registration Statement may include other shares of TopCo Common Stock and shares of TopCo Common Stock issuable upon exercise of outstanding warrants, and TopCo shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended, (the “Securities Act”) as soon as practicable after the filing thereof, following the closing of the Initial Business Combination; provided, however, that TopCo’s obligations to include the Promote Shares in the Registration Statement are contingent upon Investor furnishing in writing to TopCo such information regarding Investor, the securities of TopCo held by Investor and the intended method of disposition of the Promote Shares as shall be reasonably requested by TopCo to effect the registration of the Promote Shares, and Investor shall execute such documents in connection with such registration as TopCo may reasonably request that are customary of a selling stockholder in similar situations, including providing that TopCo shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents TopCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Promote Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Promote Shares which is equal to the maximum number of Promote Shares as is permitted by the Commission. In such event, the number of Promote Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, TopCo shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have an opportunity to withdraw from the Registration Statement. Investor shall not be entitled to use the Registration Statement for an underwritten offering of the Promote Shares. For purposes of clarification, any failure by TopCo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effective Date shall not otherwise relieve TopCo of its obligations to file or effect the Registration Statement as set forth above in this Section 1.6.

1.7.	Transfer Restrictions. The transfer restrictions in Section 3 of that certain Sponsor Letter Agreement, dated February 4, 2024, by and among Slam, TopCo. the Sponsor and certain other parties thereto (the “Sponsor Letter Agreement”) or any successor or similar agreement entered into in connection with an Initial Business Combination, shall apply to the Promote Shares as if the Promote Shares were Subject SLAM Equity Securities and Investor was a Sponsor Party to the Sponsor Letter Agreement (the “Transfer Restrictions”).

1.8.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of Slam’s shareholders to approve the Extension at the Meeting (which such Meeting may be adjourned or postponed), (b) Slam’s determination not to proceed with the Extension or any of the Monthly Extensions, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of Slam, (e) the mutual written agreement of the parties hereto, or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, TopCo’s obligation to issue the Promote Shares to Investor shall be conditioned on (i) the satisfaction of the condition set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting. This agreement and each of the obligations of TopCo shall terminate with respect to TopCo if the Business Combination Agreement (as defined below) is terminated prior to consummation.

1.9.	Termination of Business Combination Agreement. If the BCA is terminated, Slam or any successor entity of Slam agrees to effect the Share Issuance no later than two (2) business days following the closing of an Initial Business Combination with a different target company. To the extent that the business combination contemplated by the Business Combination Agreement is not consummated and Slam completes an Initial Business Combination with a different target company, all references to TopCo in Sections 1.1, 1.5, 1.6, 1.7, 2.4.5, 7.1 and 13 will refer to Slam or any successor entity of Slam (the “Alternate Issuer”).

1.10.	Tax Matters. The Investor is receiving the Promote Shares as a payment in exchange for the right to exercise redemption rights applicable to its Investor Shares, and acknowledges and agrees that it will treat the receipt of such Promote Shares for U.S. federal (and applicable state and local) income tax purposes as a payment in exchange for the termination of the redemption rights applicable to the Investor Shares under Section 1234A of the Code (as defined below), except as required pursuant to a “determination” within the meaning of Section 1313 of the Code (or other corresponding provisions of applicable law). The Investor shall deliver to Slam and TopCo a properly completed and executed IRS Form W-9 prior to the Investor’s receipt of the Promote Shares; provided, that if the Investor does not or is unable to do so, and the IRS or other taxing authority asserts that either Slam or TopCo should have deducted or withheld taxes from or in respect of the payment of the Promote Shares to such Investor, (i) such Investor agrees to promptly pay to Slam or TopCo, as applicable, the full amount that the IRS or such taxing authority has asserted is payable by Slam or TopCo thereto (including any penalties and interest) and (ii) if, at the conclusion of any tax proceedings relating to any such assertion, Slam or TopCo receives a refund of such amount from the IRS or such taxing authority, Slam or TopCo (as applicable) shall pay the amount of such refund (net of any taxes or expenses incurred by Slam and TopCo in connection therewith) to such Investor.

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, Slam and TopCo that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promote Shares.

2.2.	Accredited Investor. Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Promote Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Promote Shares to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Transfer; Restrictions on Lending; Trust Account; Redemption Rights.

2.4.1.	Investor acknowledges and agrees that, following the issuance of the Promote Shares to Investor, the Promote Shares held by Investor will be subject to the Transfer Restrictions as set forth in Section 1.7.

2.4.2.	Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will allow the Investor Shares held by the Investor to be lent out or rehypothecated.

2.4.3.	Investor acknowledges and agrees that the Promote Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of Slam’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.4.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Slam, to waive any right that it may have to elect to have Slam redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.4.5.	Investor acknowledges and understands the Promote Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Promote Shares, such Promote Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Promote Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to TopCo an opinion of counsel (including Investor counsel) satisfactory to TopCo that registration is not required with respect to the Promote Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promote Shares.

2.5.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promote Shares.

2.6.	Risk of Loss. Investor is aware that an investment in the Promote Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Promote Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Promote Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Investor has relied upon an independent investigation of Slam and TopCo and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from Slam or TopCo or any representatives or agents of Slam or TopCo, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Slam and TopCo and has had an opportunity to ask questions of, and receive answers from Slam’s and TopCo’s management concerning Slam and TopCo and the terms and conditions of the proposed sale of the Promote Shares and has had full access to such other information concerning Slam and TopCo as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promote Shares, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.9.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promote Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promote Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promote Shares. Investor’s subscription and payment for and continued beneficial ownership of the Promote Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12.	No Advice from Slam or TopCo. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of Slam or TopCo explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of Slam, TopCo or any of their representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, Slam, TopCo, the Promote Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13.	Reliance on Representations and Warranties. Investor understands that the Promote Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that Slam and TopCo are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14.	No General Solicitation. Investor is not subscribing for Promote Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promote Shares nor is Investor entitled to or will accept any such fee or commission.

3.	Representations and Warranties of Slam. Slam represents and warrants to, and agrees with, the Investor that:

3.1.	Power and Authority. Slam is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Slam has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

3.2.	Authority. All corporate action on the part of Slam and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Slam required pursuant hereto has been taken. This Agreement has been duly executed and delivered by Slam and (assuming due authorization, execution and delivery by Investor and TopCo) constitutes Slam’s legal, valid and binding obligation, enforceable against Slam in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Slam of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association, (ii) any agreement or instrument to which Slam is a party or by which it is bound or (iii) any law, statute, rule or regulation to which Slam is subject or any order, judgment or decree to which Slam is subject. Slam is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.4.	No General Solicitation. Slam has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.5.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Slam in connection with the sale of the Promote Shares nor is Slam entitled to or will accept any such fee or commission.

3.6.	Reliance on Representations and Warranties. Slam understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Slam set forth in this Agreement.

4.	Representations and Warranties of TopCo. TopCo represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. TopCo is a corporation duly formed, validly existing and in good standing under the laws of Delaware. TopCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

4.2.	Authority. All corporate action on the part of TopCo and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of TopCo required pursuant hereto has been taken. This Agreement has been duly executed and delivered by TopCo and (assuming due authorization, execution and delivery by Investor and Slam) constitutes TopCo’s legal, valid and binding obligation, enforceable against TopCo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Promote Shares have been duly authorized, and in the case of an Alternate Issuer, will be duly authorized, and, when issued to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Promote Shares pursuant to Section 1.7 and generally, under applicable securities laws).

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by TopCo of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Amended and Restated Certificate of Incorporation of TopCo, (ii) any agreement or instrument to which TopCo is a party or by which it is bound or (iii) any law, statute, rule or regulation to which TopCo is subject or any order, judgment or decree to which TopCo is subject. TopCo is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.5.	No General Solicitation. TopCo has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by TopCo in connection with the sale of the Promote Shares nor is TopCo entitled to or will accept any such fee or commission.

4.7.	Reliance on Representations and Warranties. TopCo understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of TopCo set forth in this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of Slam’s initial business combination; (b) the liquidation of the Trust Account; and (c) 46 months from consummation of Slam’s initial public offering or such later time as the shareholders of Slam may approve in accordance with the Memorandum and Articles of Association, Slam will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. Slam further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of Slam if it does not effect a business combination prior to its termination date.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either Slam, TopCo or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability.

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement, Slam will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Slam agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that Slam and TopCo may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Slam, TopCo or any of Slam’s or TopCo’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that Slam and TopCo are relying on the truth of the representations set forth in Section 2 and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. Slam shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that Slam has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to Slam’s knowledge, Investor shall not be in possession of any material, nonpublic information received from Slam or any of its officers, directors or employees.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor, Slam and TopCo as, and Slam and TopCo acknowledge that Investor and Slam and TopCo do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Slam and TopCo are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and Slam and TopCo acknowledge that Investor and Slam and TopCo are not acting in concert or as a group, and Slam and TopCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event Slam or TopCo enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, Slam and TopCo represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, Slam and TopCo shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Non-Redemption Agreement]

SLAM:

SLAM CORP.

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

TOPCO:

LYNK GLOBAL HOLDINGS, INC.

By:
Name:
Title:

Exhibit A

Investor	Promote Shares to be issued in the Share Issuance	Number of Public Shares to be Held as Investor Shares
Address:	[ ] Shares of Class A Common Stock for Extension	[ ] Class A Ordinary Shares
SSN/EIN:

18